UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2016

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street

Aurora, Illinois  60507

(Address of principal executive offices) (Zip code)

(630) 892-0202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 5.07 regarding the reclassification of certain members of the board is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 17, 2016, the Company held its annual meeting of stockholders (the “Annual Meeting”). Of the 29,483,429 shares of common stock eligible to vote at the Annual Meeting, 25,141,883 shares were represented in person or by proxy, representing approximately 85.27% of the outstanding shares. At the Annual Meeting, the common stockholders elected Messrs.  Edward Bonifas, William Skoglund and Duane Suits as directors in the class with a term expiring in 2019, and approved each of the four additional proposals listed below. Further detail on each of the matters voted on by the common stockholders is available in the Company’s proxy statement.

The final results of voting on each of the matters submitted to a vote of common stockholders during the annual meeting are as follows:

1)	Election of three members of the board of directors representing the common stockholders to serve a three-year term expiring 2019:

	Name	Votes For	Votes Withheld	Broker Non-Votes
	Edward Bonifas	18,426,365	2,490,361	8,566,703
	William B. Skoglund	19,538,303	1,378,423	8,566,703
	Duane Suits	19,943,589	973,137	8,566,703

2)	Recommendation in a non-binding, advisory vote, on the compensation of our named executive officers:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	19,220,191	1,545,937	150,598	8,566,703

3)	Ratification of an amendment to the Old Second Bancorp, Inc. 2014 Equity Incentive Plan to increase the maximum number of shares of common stock that maybe delivered under the plan:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	19,683,000	1,180,564	53,162	8,566,703

4)	Ratification of an amendment to the Company’s Amended and Restated Rights Agreement and Tax Benefits Preservation Plan to extend its expiration date:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	18,351,356	2,493,552	71,818	8,566,703

5)	Ratification of Plante & Moran, PLLC as the Company's independent registered public accounting firm for the year ended December 31, 2016:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
	24,772,940	244,631	124,312	4,341,546

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/
OLD SECOND BANCORP, INC.

Dated: May 18, 2016	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President
and Chief Financial Officer